Exhibit 24
POWER OF ATTORNEY
      Bowne & Co., Inc. and each person whose signature appears below hereby authorize both Philip E. Kucera and Scott L. Spitzer, each with full power to act alone, to file in either paper or electronic form an annual report on Form 10-K and any and all amendments thereto, under the Securities Exchange Act of 1934 as amended, for the fiscal year ended December 31, 2004, which report and amendments shall contain such information and exhibits as the said Philip E. Kucera or Scott L. Spitzer deems appropriate. Bowne & Co., Inc. and each such person signing below hereby further appoint both Philip E. Kucera and Scott L. Spitzer as attorneys-in-fact, each with full power to act alone, to execute such report and any and all amendments thereto in the name and on behalf of Bowne & Co., Inc. as well as in the name and on behalf of each such person, individually and in each capacity stated below, thereby granting to said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever that any of them may deem necessary or advisable in order to carry out fully the intent of the foregoing as the undersigned might or could do personally or in their capacities aforesaid.

Bowne & Co., Inc.

By:	/s/ Philip E. Kucera

Philip E. Kucera
Chief Executive Officer
Dated: March 16, 2005

Signature	Title	Date

/s/ Philip E. Kucera (Philip E. Kucera)	Chief Executive Officer and Director	March 16, 2005

/s/ David J. Shea (David J. Shea)	Chief Operating Officer, President and Director	March 16, 2005

/s/ C. Cody Colquitt (C. Cody Colquitt)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 16, 2005

/s/ Richard Bambach, Jr. (Richard Bambach, Jr.)	Vice President and Corporate Controller (Principal Accounting Officer)	March 16, 2005

/s/ H. Marshall Schwarz (H. Marshall Schwarz)	Non-Executive Chairman of the Board and Director	March 16, 2005

/s/ Carl J. Crosetto (Carl J. Crosetto)	Director	March 16, 2005

/s/ Douglas B. Fox (Douglas B. Fox)	Director	March 16, 2005

Signature	Title	Date

/s/ Gloria M. Portela (Gloria M. Portela)	Director	March 16, 2005

/s/ Wendell M. Smith (Wendell M. Smith)	Director	March 16, 2005

/s/ Lisa A. Stanley (Lisa A. Stanley)	Director	March 16, 2005

/s/ Vincent Tese (Vincent Tese)	Director	March 16, 2005

/s/ Harry Wallaesa (Harry Wallaesa)	Director	March 16, 2005

/s/ Richard R. West (Richard R. West)	Director	March 16, 2005

/s/ Philip E. Kucera (Philip E. Kucera)	Attorney-in-Fact